                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and in Footnote 1 of both the Summary Consolidated Financial Information and Selected Consolidated Financial Data tables and to the use of our reports dated August 8, 2002, in the Registration Statement (Form S-3) and related Prospectus of Texas Capital Bancshares, Inc. for the registration of shares of its common stock.

                                             /s/ Ernst & Young LLP


Dallas, Texas
August 8, 2002